Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker): iShares Edge U.S. Fixed Income Balanced Risk ETF (ISHFIBR) BlackRock Alternative Strategies Fund - Trading Account (ACS-TRD)
AZL Enhanced Bond Index Fund (AZ-CORE)
BlackRock Allocation Target Shares: Series S Portfolio
(BATSS)
BlackRock Core Bond Trust - High Yield (BHK-HYLD)
BlackRock Multi-Sector Income Trust - High Yield (BIT-HYLD) BlackRock Limited Duration Income Trust - High Yield (BLW-
HYLD)
BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD) BlackRock Multi-Asset Income - High Yield Portfolio (BR-INC-
HY)
BlackRock Multi-Asset Income - Investment Grade Portfolio
(BR-INC-IG)
BlackRock Low Duration Bond Portfolio (BR-LO)
BlackRock Managed Income - Short Duration Portfolio (BR-MI-
LO)
BlackRock Strategic Global Bond Fund, Inc. (BR-WI)
Global Allocation Fund (BR_GAF)
BlackRock High Yield Portfolio of BlackRock Series Fund, Inc
(BVA-HI)
BlackRock High Yield V.I. Fund (BVA-HY)
BlackRock Global Allocation Portfolio of BlackRock Series
Fund, Inc. (BVA_GA)
BlackRock Global Allocation V.I. Fund (US) (BVA_GAVI) Consulting Group Capital Markets Funds (CG-CGCM)
BlackRock Debt Strategies Fund, Inc. (DSU)
AZL BlackRock Global Allocation Fund (trading sleeve) (E_AZ-
GA)
JNL/BlackRock Global Allocation Fund (trading sleeve) (E_JN-
GA)
MassMutual Select BlackRock Global Allocation Fund (Trading
Sleeve) (E_MM-GA)
GuideStone Funds Low Duration Bond Fund (GUIDE)
BlackRock Corporate High Yield Fund, Inc. (HYT)
: Brighthouse Funds Trust I - BlackRock High Yield Portfolio
(MIST-HY)
AST BlackRock Global Strategies Portfolio (US High Yield)
(PRU-AA-HY)
Advanced Series Trust - AST BlackRock Low Duration Bond
Portfolio (SMF_PRULO)
Transamerica BlackRock Global Allocation VP - Trading Sleeve
(SMF_TA-GA)
UBS PACE Intermediate Fixed Income Investments Portfolio
(UBS-PACE)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
03-06-2018

Security Type:
BND/CORP

Issuer
CVS Health Corporation (2023)

Selling
Underwriter
Goldman Sachs & Co. LLC

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[x] Other:  MUFG Securities Americas Inc.
for CG-CGCM

List of
Underwriter(s)
Barclays Capital Inc., Goldman Sachs & Co.
LLC, Merrill Lynch, Pierce, Fenner & Smith
Incorporated, J.P. Morgan Securities LLC,
Wells Fargo Securities, LLC, BNY Mellon
Capital Markets, LLC, Mizuho Securities
USA LLC, MUFG Securities Americas Inc.,
RBC Capital Markets, LLC, SunTrust
Robinson Humphrey, Inc., U.S. Bancorp
Investments, Inc., Fifth Third Securities,
Inc., KeyBanc Capital Markets Inc., PNC
Capital Markets LLC, Santander Investment
Securities Inc., SMBC Nikko Securities
America, Inc., Drexel Hamilton, LLC,
Guggenheim Securities, LLC, ICBC Standard
Bank Plc, Loop Capital Markets LLC, MFR
Securities, Inc., Samuel A. Ramirez &
Company, Inc., TD Securities (USA) LLC,
The Williams Capital Group, L.P.



Transaction Details


Date of Purchase
03-06-2018


Purchase
Price/Share
(per share / %
of par)
$ 99.104

Total
Commission,
Spread or
Profit
0.350%


1. Aggregate Principal Amount Purchased
(a+b)
$450,000,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$212,342,000

b. Other BlackRock Clients
$237,658,000

2. Aggregate Principal Amount of
Offering
$6,000,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.075




Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)

[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[x] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.
No Benefit to Affiliated Underwriter (check ONE)
[x] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by: Dipankar Banerjee
Date: 03-08-2018
Global Syndicate Team Member




Approved by: Steven DeLaura
Date: 03-08-2018
Global Syndicate Team Member